Exhibit 99.1
SHAPEWAYS REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

- Expands Q4 2023 Gross Margins to 46% and Increases Gross Profit by 23% vs the same quarter in the prior year -
- Continues to Explore Strategic Alternatives to Maximize Shareholder Value -

New York, NY, March 28, 2024 – Shapeways Holdings, Inc. (NASDAQ: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, announced its results for the fourth quarter and year ended December 31, 2023.
“Throughout 2023 we focused on executing our key strategic objectives of expanding our enterprise and software businesses,” said Greg Kress, Shapeways’ Chief Executive Officer. “We are pleased to have delivered revenue and gross profit improvements in the fourth quarter both sequentially and year over year, including a 23% increase in gross profit from the same period last year. This increase in gross profit was due in part to an expansion of gross margin to 46% in the fourth quarter as we had a higher contribution from software and enterprise sales, including increased sales among our top customers. In particular, we have seen additional traction in the target automotive vertical where we support dynamic production demands with both additive and traditional manufacturing capabilities.”
“We remain dedicated to meeting evolving customer needs and the ongoing shift towards digital manufacturing solutions. Even as we are seeing these improvements and remain encouraged about our opportunity over time, the current environment remains challenging, sales cycles are elongated, and our business has not scaled as quickly as anticipated. To align with this backdrop, we have implemented a number of cost-reduction initiatives, including reductions in force completed in the fourth quarter of 2023, a reduction of new hires, and a reduction in non-critical capital and discretionary operating expenditures. We are also continuing to work with advisors to explore strategic alternatives for the business to maximize shareholder value.”
Business Updates
Enterprise manufacturing growth – Shapeways continues to increase its customer focus towards middle market and enterprise opportunities with high-quality, high-precision enterprise-level manufacturing solutions geared towards automotive customers, as well as those in medical, robotics, and other industries.
•Shapeways continues to secure Tier 1 supplier and OEM direct multi-year production volume, including a recently expanded $1.5M contract with an industry-leading American automotive manufacturer that leverages Shapeways’ expansive additive and traditional manufacturing capabilities.
•The Company continues to increase its share of wallet with existing customers on multi-year revenue projects and saw revenues for the full year from its top 250 customers grow 29% compared to last year.

Expansion into the global CNC market – Shapeways is committed to its enterprise go-to-market strategy of supporting companies across the globe with their supply chain challenges through unprecedented flexibility in production. This includes both additive and traditional manufacturing.

•Subsequent to year-end, Shapeways launched its new computer numerical control ("CNC") Instant Quote feature, which provides an opportunity for further expansion into the global CNC market. This online quoting portal allows seamless access for CNC customers and enhances Shapeways’ robust suite of enterprise manufacturing solutions.

Software tools and services growth – Throughout 2023, Shapeways grew revenues in its software offering which provides improved customer accessibility, increased productivity, and expanded manufacturing capabilities for its customers.

•During the year, the Company launched several key features to create a more comprehensive software offering. These included an enhancement to the ordering service and the ability for customers to source discounted materials using the MFG Materials platform.

Cost alignment initiatives and strategic alternatives – While the Company remains encouraged by its momentum, in light of the elongated sales cycle and near-term macroeconomic uncertainty, in the fourth quarter of 2023, the Company completed reductions in force as part of the Company's initiatives initiated in the third quarter intended to reduce operating expenses. These cost-reduction initiatives also included a reduction in new hires and a reduction in non-critical capital and discretionary operating expenditures. As a result of the cost reduction initiatives, the Company reduced its total global workforce by approximately 15%.

In addition, as previously disclosed, the Company has been working with advisors in considering its strategic alternatives, including, without limitation, a sale of a material portion of the Company’s assets, merger, business combination, liquidation of certain assets, or other strategic transaction to maximize shareholder value. Based on market checks conducted by the Company's advisors, as well as preliminary discussions with and feedback from potential purchasers, and in light of continued macroeconomic and industry pressures, the Company is actively taking steps to sell a material portion of the Company’s assets. In the course of these preliminary discussions, potential purchasers have indicated an interest in acquiring either the Company’s manufacturing business or its software business, but not both. The Company is continuing to evaluate strategic alternatives with regard to its core manufacturing and software businesses, including ongoing discussions with potential acquirers. The Company has not signed a definitive agreement with respect to either its software or manufacturing assets, and there can be no assurance that any of these processes will result in any transaction.
Financial Highlights

Three Months Ended December 31, 2023

•Revenue was $9.5 million compared to $8.7 million for the same period in 2022
•Gross profit was $4.4 million compared to $3.6 million for the same period in 2022
•Gross margin was 46% compared to 41% for the same period in 2022
•Net loss was $(10.5) million compared to $(7.0) million for the same period in 2022
•Adjusted EBITDA was $(5.1) million compared to $(5.8) million for the same period in 2022
•The Company recognized non-cash impairments during the quarter. These included $3.0 million related to equipment that is being held for sale, as well as $1.1 million goodwill impairment related to the purchase of MFG, which we believe has declined in value due to current market conditions and based on feedback from our strategic alternatives process.

Twelve Months Ended December 31, 2023

•Revenue was $34.5 million compared to $33.2 million for 2022
•Gross profit was $14.5 million compared to $14.3 million for 2022
•Gross margin was 42% compared to 43% for 2022
•Net loss was $(43.9) million compared to $(20.2) million for 2022
•Adjusted EBITDA was $(22.5) million compared to $(19.8) million for 2022

Outlook
For the first quarter of 2024, the Company anticipates revenue to be in the range of $8.3 million to $8.6 million.
Webcast and Conference Call Information

Shapeways will host a conference call and webcast on Thursday, March 28, 2024, at 5:00 P.M. ET. To participate in the call, please dial 1-888-886-7786 or 1-416-764-8658 for international participants ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at shapeways.com.

If you cannot participate in the live event, a replay will be available until 11:59 p.m. ET, Thursday, April 4, 2024. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants and reference passcode 75989559.

About Shapeways
Shapeways is a global leader in digital manufacturing, combining additive and traditional technologies with proprietary software solutions designed for other manufacturers and their customers, reducing costs, and improving supply chains. Partnering with hundreds of companies engaged in industrial applications like automotive, medical, and transportation, as well as aerospace and defense, Shapeways helps them scale their businesses, solve complex problems in product development, and achieve critical manufacturing milestones.

With access to a dozen additive technologies, six conventional manufacturing methods, and hundreds of materials and finishes, Shapeways ensures the production of quality parts with the right technologies at the right time and at the right cost.

With ISO 9001-compliant manufacturing facilities in Livonia and Charlotte, Michigan, and Eindhoven, the Netherlands, Shapeways operates globally and has delivered more than 24 million parts to more than 1 million customers in more than 180 countries. To learn more, please visit https://www.shapeways.com.

Contact Information
Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, outlook, prospects, expectations regarding revenue, customer uptake of new offerings, objectives of management and ability to implement additional cost-reduction measures or consummate capital raises or strategic alternatives, including a sale or liquidation of some or all of the Company's assets via merger, business combination, or other strategic transaction to maximize shareholder value, and the timing and/or impact of any such divestiture, liquidation or other potential transactions or cost-reduction measures, are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the risk that exploration of strategic alternatives may not result in any definitive transaction or enhance stockholder value and may create a distraction or uncertainty that may adversely affect our operating results, business, or investor perceptions; changes in domestic and foreign business, financial, geopolitical, legal, and market conditions, including supply chain disruptions and inflationary or recessionary pressures; failure to realize the anticipated benefits of acquisitions; difficulties integrating acquired companies; ability to retain customers of acquired companies or otherwise expand its customer base; the risk that Shapeways has a history of losses and may not achieve or maintain profitability in the future; the risk that the Company faces significant competition and expects to face increasing competition in many aspects; the risk that the digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance; the risk that the Company's new and existing solutions and software do not achieve sufficient market acceptance; the loss of key personnel; the inability to timely and effectively scale the Company's platform; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents Shapeways has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon forward-looking statements.

Non-GAAP Financial Information

In addition to Shapeways’ results determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), Shapeways believes that Adjusted EBITDA, a non-U.S. GAAP financial measure, is useful in evaluating its operational performance. Shapeways uses this non-U.S. GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-U.S. GAAP financial information, when reviewed collectively with its U.S. GAAP results, may be helpful to investors in assessing its operating performance.

Shapeways defines Adjusted EBITDA as net loss excluding interest expense, net of interest income, impairment costs, write-offs, depreciation and amortization, stock-based compensation expense, change in fair value of warrant liabilities, change in fair value of earnout liability, income tax expense, acquisition costs, restructuring costs and other (which includes other income and non-operating gains and losses).

Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-U.S. GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. Shapeways compensates for these limitations by relying primarily on its U.S. GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.

SHAPEWAYS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$12,200	$30,630
Restricted cash	41	139
Short-term investments	—	9,816
Accounts receivable, net	4,680	1,606
Inventory	2,036	1,307
Prepaid expenses and other current assets	4,058	6,255
Current assets held for sale	118	—
Total current assets	23,133	49,753
Property and equipment, net	5,709	15,627
Operating lease, right-of-use assets, net	1,739	2,365
Goodwill	5,214	6,286
Intangible assets, net	2,973	5,398
Security deposits	99	99
Total assets	$38,867	$79,528
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,635	$2,354
Accrued expenses and other liabilities	3,875	5,950
Current portion of long-term debt	650	—
Operating lease liabilities, current	864	719
Finance lease liability, current	64	—
Other financing obligations, current	44	—
Deferred revenue	1,773	972
Total current liabilities	9,905	9,995
Operating lease liabilities, net of current portion	979	1,715
Deferred tax liabilities, net	52	27
Finance lease liability, net of current portion	245	—
Other financing obligations, net of current portion	432	—
Long-term debt, net of current portion	426	—
Total liabilities	12,039	11,737
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.0001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2023 and 2022, respectively)	—	—
Common stock ($0.0001 par value; 120,000,000 shares authorized; 6,597,409 and 6,180,646 shares issued and outstanding as of December 31, 2023 and 2022, respectively) (1)	1	5
Additional paid-in capital	204,230	201,362
Accumulated deficit	(176,943)	(133,032)
Accumulated other comprehensive loss	(460)	(544)
Total stockholders’ equity	26,828	67,791
Total liabilities and stockholders’ equity	$38,867	$79,528

(1) Retroactively adjusted shares issued and outstanding to give effect to the Company's 1-for-8 reverse stock split.

SHAPEWAYS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue, net	$9,450	$8,705	$34,460	$33,157
Cost of revenue	5,083	5,149	19,955	18,859
Gross profit	4,367	3,556	14,505	14,298
Operating expenses
Selling, general and administrative	9,196	7,331	36,722	27,847
Research and development	2,041	3,417	9,302	10,409
Impairment on assets held for sale	3,134	—	12,814	—
Impairment on goodwill	1,072	—	1,072	—
Total operating expenses	15,443	10,748	59,910	38,256
Loss from operations	(11,076)	(7,192)	(45,405)	(23,958)
Other income (expense)
Interest income	158	126	1,071	149
Interest expense	(56)	—	(143)	(7)
Loss on disposal of assets	—	(49)	(85)	(49)
Change in fair value of earnout liabilities	—	40	—	1,824
Change in fair value of warrant liabilities	—	26	—	1,584
Other income	407	118	675	267
Total other income, net	509	261	1,518	3,768
Loss before income tax expense	(10,567)	(6,931)	(43,887)	(20,190)
Income tax expense	(33)	29	24	31
Net loss	(10,534)	(6,960)	(43,911)	(20,221)
Net loss per share:
Basic(1)	$(1.52)	$(1.05)	$(6.51)	$(3.05)
Diluted(1)	$(1.52)	$(1.05)	$(6.51)	$(3.05)
Weighted average common shares outstanding:
Basic(1)	6,920,702	6,644,383	6,749,836	6,624,820
Diluted(1)	6,920,702	6,644,383	6,749,836	6,624,820
Other comprehensive income (loss)
Foreign currency translation adjustment	(65)	(125)	84	(175)
Comprehensive loss	$(10,599)	$(7,085)	$(43,827)	$(20,396)

(1) Retroactively adjusted shares issued and outstanding to give effect to the Company's 1-for-8 reverse stock split.

SHAPEWAYS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share amounts)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(43,911)	$(20,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,870	1,514
Loss from impairment on assets held for sale	12,814	—
Loss from impairment on goodwill	1,072	—
Write-off of prepaid services	3,954	—
Write-off of intangible assets	481	—
Bad debt expense	337	—
Loss on disposal of property and equipment	85	49
Stock-based compensation expense	2,430	2,155
Non-cash lease expense	996	1,000
Deferred income taxes	25	27
Interest receivable on short-term investments	(767)	(105)
Change in fair value of earnout liability	—	(1,824)
Change in fair value of warrant liabilities	—	(1,584)
Change in operating assets and liabilities:
Accounts receivable	(3,491)	873
Inventory	(737)	(192)
Prepaid expenses and other assets	(850)	(1,686)
Accounts payable	541	1
Accrued expenses and other liabilities	(1,535)	996
Operating lease liabilities	(964)	(1,049)
Deferred revenue	801	(522)
Security deposits	—	(7)
Net cash used in operating activities	(26,849)	(20,575)
Cash flows from investing activities:
Purchases of property and equipment	(2,796)	(10,118)
Purchase of short-term investments	(9,769)	(9,780)
Proceeds from settlement of short-term investments	20,000	—
Cash paid for acquisitions, net of cash acquired	—	(8,861)
Net cash provided by (used in) investing activities	7,435	(28,759)
Cash flows from financing activities:
Proceeds received from other finance obligations	993	—
Principal payments on finance leases	(45)	—
Payments on other finance obligations	(62)	—
Payments of taxes on restricted stock units withheld for employee taxes	(217)	—
Proceeds from issuance of common stock	118	339
Net cash provided by financing activities	787	339
Net change in cash and cash equivalents and restricted cash	$(18,627)	$(48,995)
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	99	(55)
Cash and cash equivalents and restricted cash at beginning of year	30,769	79,819
Cash and cash equivalents and restricted cash at end of year	$12,241	$30,769
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$143	$—
Purchase of property and equipment included in accounts payable	$22	$225
Issuance of common stock upon settlement of earnout consideration liability	$537	$—

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
For the Three and Twelve Months Ended December 31, 2023 and 2022

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2023	2022	2023	2022
Net loss	$(10,534)	$(6,960)	$(43,911)	$(20,221)
Interest expense, net	(102)	(126)	(928)	(142)
Depreciation and amortization	403	759	1,870	1,514
Stock based compensation	546	636	2,430	2,155
Impairment on assets held for sale	3,134	—	12,814	—
Impairment on goodwill	1,072	—	1,072	—
Write-offs of prepaid services	758	—	3,954	—
Write-offs of intangible assets	—	—	481	—
Change in fair value of earnout liability	—	(40)	—	(1,824)
Change in fair value of warrant liabilities	—	(26)	—	(1,584)
Income tax expense	(33)	29	24	31
Acquisition costs	—	—	—	373
Restructuring costs	2	8	305	198
Other	(374)	(106)	(591)	(254)
Adjusted EBITDA	$(5,128)	$(5,826)	$(22,480)	$(19,754)

SHAPEWAYS HOLDINGS, INC.
QUARTERLY PERFORMANCE
(Unaudited)
(in thousands)

	Three Months Ended
	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Revenue	$8,705	$8,199	$8,440	$8,371	$9,450
% YoY Growth	5%	8%	—%	(1)%	9%

Gross Profit	$3,556	$3,282	$3,411	$3,445	$4,367
Gross Margin	41%	40%	40%	41%	46%

Adjusted EBITDA	$(5,826)	$(6,336)	$(6,044)	$(4,972)	$(5,128)

SHAPEWAYS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended,
(Dollars in thousands)	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023
Net loss	$(6,960)	$(7,403)	$(6,781)	$(19,193)	$(10,534)
Interest expense, net	(126)	(298)	(316)	(212)	(102)
Depreciation and amortization	759	442	530	495	403
Stock based compensation	636	805	476	603	546
Impairment on assets held for sale	—	—	—	9,680	3,134
Impairment on goodwill	—	—	—	—	1,072
Write-offs of prepaid services	—	—	—	3,196	758
Write-offs of intangible assets	—	—	—	481	—
Change in fair value of earnout liability	(40)	—	—	—	—
Change in fair value of warrant liabilities	(26)	—	—	—	—
Income tax expense	29	18	20	19	(33)
Acquisition costs	—	—	—	—	—
Restructuring costs	8	212	75	16	2
Other	(106)	(112)	(48)	(57)	(374)
Adjusted EBITDA	$(5,826)	$(6,336)	$(6,044)	$(4,972)	$(5,128)